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                                                                    Exhibit 3.23

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/09/1998
                                                             981051313 - 2860147


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         GOLFSMITH INTERNATIONAL, L.P.


     This Certificate of Limited Partnership of Golfsmith International, L.P. (the "Partnership") is being executed and filed by the undersigned general partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

     1.   The name of the Partnership is Golfsmith International, L.P.

     2. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

     3.   The name and mailing address of the General Partner are:

               Golfsmith GP, Inc.
               11000 North IH 35
               Austin, Texas 78753-3195

     EXECUTED this 6 day of February, 1998.


                                   GOLFSMITH GP, INC.,
                                   General Partner

                                   By: /s/ Carl F. Paul
                                      ----------------------------
                                      Carl F. Paul, President